UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2005
Date of Report (Date of earliest event reported)

CARLETON VENTURES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 306, 1140 Homer Street
Vancouver, British Columbia Canada	V6B 2X6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1	REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

Glenn Catchpole, our president, has acquired a 100% interest to the Khavtsal property through the purchase of an exploration license legally recorded and transferred in accordance with the Mongolian Mining Law. Mongolia allows for the application of a mineral exploration license through the Office of Geological and Mining Cadastre Office (“OMGC”), an agency of the Mineral Resource Authority of Mongolia. The Khavtsal property is recorded at the OMGC and covers 16,091 hectares.

Glenn Catchpole entered into a purchase agreement, subject to due diligence and confirmation of title, to purchase a 100% interest in the Khavtsal project, including the historical files of data on past exploration work on the project, and commissions, for a total purchase price of $105,945. No additional payments or work commitments will be required subsequent to closing of the sale. The permit is recorded in the name of Glenn Catchpole because we had not set up a Mongolian corporation at the time the transaction was negotiated. It is intended that Glenn Catchpole will issue a Bill of Sale to a subsidiary corporation to be formed by us in Mongolia for holding all of Carleton’s Mongolian permits and projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLETON VENTURES CORP.

	By:	"Aileen Lloyd”
DATE: June 8, 2005		AILEEN LLOYD
Director/ Corp. Secretary